Exhibit 16.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

February 15, 2010

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Seale and Beers, CPAs was previously principal accountant for Caribbean Villa Catering Corp. (the "Company") and has reviewed its quarterly financial statements through September 30, 2009.  Effective January 25, 2010, the Company dismissed Seale and Beers, CPAs as its principal accountants.  We have read the Company's statements included in its Form 8-K dated January 25, 2010, and agree with such statements contained therein insofar as they relate to our firm. We cannot confirm or deny that the appointment of RBSM LLP was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Sincerely,

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
February 15, 2010

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
50 SOUTH JONES BLVD. SUITE 202, LAS VEGAS, NEVADA 89107 (888) 727-8251 Fax: (888)782-2351